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                                                                    Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY

                                  FOR TENDER OF

                          11 3/4% SENIOR NOTES DUE 2009
                                       OF
                               THE LTV CORPORATION

         This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 11 3/4% Senior Notes Due 2009 (the "OLD NOTES") are not immediately available, (ii) Old Notes, the Letter of Transmittal and any other documents required by the Letter of Transmittal cannot be delivered to U.S. Bank Trust National Association (the "EXCHANGE AGENT") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer - Guaranteed Delivery Procedures" in the Prospectus dated -, 2000 (which, together with the related Letter of Transmittal, constitutes the "EXCHANGE OFFER") of The LTV Corporation, a Delaware corporation (the "COMPANY").

                  The Exchange Agent for the Exchange Offer is:

                      U.S. BANK TRUST NATIONAL ASSOCIATION.
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
By Hand or Overnight Delivery:           Facsimile Transmissions:      By Registered Or Certified Mail:
                                       (Eligible Institutions Only)
U.S. Bank Trust National Association                                       U.S. Bank Trust National
  Corporate Trust Administration              (651) 244-1537                      Association
       180 East 5th Street                                              Corporate Trust Administration
     St. Paul, Minnesota 55101           To Confirm by Telephone              180 East 5th Street
  Attn: Specialized Finance Dept.        or for Information Call:         St. Paul, Minnesota 55101
                                                                        Attn: Specialized Finance Dept.
                                              (800) 934-6802
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         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN
AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A
FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT
CONSTITUTE A VALID DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.




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                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)



         The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:______________________ _________________________
                                    (Authorized Signature)

Address:___________________________ Title:_____________________
__________________________________  Name:____________________
                (Zip Code)              (Please type or print)

Area Code and Telephone Number:             Date:_____________________
____________________________________


NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.


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